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                                                                    EXHIBIT 99.1

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CC MASTER CREDIT CARD TRUST II - EXCESS SPREAD ANALYSIS                                         December-00

Card Trust                                        CVMT 95-A   CVMT 95-B   CVMT 95-C    CVMT 96-A    CVMT 96-C    CVMT 98-A
Deal Size                                          $400 MM     $150 MM     $400 MM    $407.25 MM    $271.50 MM    $600 MM
Exp Final Pay Date                                 08/15/02    11/15/02    02/18/03     11/15/01     02/16/04     09/15/03


Excess Spread:
      Portfolio Yield                                 20.53%      20.53%      20.53%        20.53%       20.53%      20.53%
      Less:      Blended Coupon                        6.97%       6.97%       6.98%         6.96%        6.95%       6.98%
                 SVC Fees                              1.50%       1.50%       1.50%         1.50%        1.50%       1.50%
                 Charge-offs                           8.03%       8.03%       8.03%         8.03%        8.03%       8.03%
                                                  ---------   ---------   ---------     ---------    ---------   ---------

Excess Spread:
                 December                              4.03%       4.03%       4.02%         4.04%        4.05%       4.02%
                 November                              4.05%       4.05%       4.04%         4.06%        4.07%       4.04%
                 October                               5.50%       5.50%       5.49%         5.51%        5.52%       5.49%
                                                  ---------   ---------   ---------     ---------    ---------   ---------
                 3-MONTH AVG EXCESS SPREAD             4.53%       4.53%       4.51%         4.53%        4.55%       4.52%

Delinq           30 to 59 days                         2.28%       2.28%       2.28%         2.28%        2.28%       2.28%
                 60 to 89 days                         1.73%       1.73%       1.73%         1.73%        1.73%       1.73%
                 90+ days                              3.18%       3.18%       3.18%         3.18%        3.18%       3.18%

Monthly Payment Rate                                  14.05%      14.05%      14.05%        14.05%       14.05%      14.05%
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